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                                                                       EXHIBIT 4

                      SECOND AMENDMENT TO RIGHTS AGREEMENT

          SECOND AMENDMENT, dated as of August 4, 1999 ("Second Amendment"), to Rights Agreement dated as of May 13, 1997 (the "Rights Agreement"), between SCPIE Holdings Inc., a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, LLC, a New Jersey limited liability company as Rights Agent (the "Rights Agent"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

          WHEREAS, the Company and the Rights Agent previously entered into the Rights Agreement; and

          WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend any provision of the Rights Agreement in accordance with the terms of such Section 26.

          NOW, THEREFORE, in consideration of the foregoing promises and mutual agreements set forth in this Amendment, the parties hereby amend the Rights Agreement as follows:

          1. Section 1.3(ii)(z) is hereby amended and restated in its entirety as follows:

     "(z) securities which such Person or any of such Person's Affiliates or Associates may acquire, does or do acquire or may be deemed to acquire or may be deemed to have the right to acquire, pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of such Person's Affiliates or Associates) if prior to such Person becoming an Acquiring Person the Board of Directors of the Company has approved such agreement and determined that such Person shall not be or be deemed to be the beneficial owner of such securities within the meaning of this Section 1.3."

          2. Section 7.1(iii) is hereby amended and restated in its entirety as follows:

     "the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in Section 13.2 at which time the Rights are deemed terminated."

          3. Section 13.2 is hereby amended and restated in its entirety as follows:

     "Notwithstanding anything contained herein to the contrary, upon the consummation of any merger or other acquisition transaction of the type described in clause (A), (B) or (C) of Section 13.1 involving the Company pursuant to a merger or other acquisition agreement between the Company and any Person (or
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     one or more of such Person's Affiliates or Associates) which agreement has been approved by the Board of Directors of the Company prior to any Person becoming an Acquiring Person, this Agreement and the rights of holders of Rights hereunder shall be terminated in accordance with Section 7.1."

          4. The third paragraph of Exhibit C to the Rights Plan (Summary of Rights to Purchase Preferred Shares) is hereby amended by deleting the first sentence in its entirety.

          5. Exhibit C to the Rights Agreement is hereby amended by deleting the eleventh paragraph in its entirety.

          6. The thirteenth paragraph of Exhibit C is hereby amended by deleting, in the second sentence thereof, the words "(so long as, under certain circumstances, a majority of Continuing Directors approve such shortening or lengthening)."

          7. This Second Amendment shall be effective as of the date hereof and, except as expressly set forth herein, the Rights Agreement shall remain in full force and effect and be otherwise unaffected hereby.

          8. This Second Amendment may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all such counterparts shall together constitute one and the same document.

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               IN WITNESS WHEREOF, the parties have executed this Second
Amendment as of the date first written above.

                                 SCPIE HOLDINGS INC.



                                 By:  /s/ Donald J. Zuk
                                      ------------------------------------------
                                      Donald J. Zuk
                                      President & Chief Executive Officer


                                 CHASEMELLON SHAREHOLDER
                                 SERVICES, LLC



                                 By:  /s/ James Kirkland
                                      ------------------------------------------
                                      James Kirkland
                                      Assistant Vice President


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